SCHEDULE 14A INFORMATION
        PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 240.14a-11(c) or Rule
     240.14a-12

                KANSAS CITY POWER & LIGHT COMPANY
        (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
     14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

[ ]  $500 per each party to the controversy pursuant to Exchange
     Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules
     14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              ####

FOR IMMEDIATE RELEASE

Media Contacts:                                   Investor
Contact:
  Pam Levetzow                               David Myers
  816 / 556-2926                             816 / 556-2312
  Phyllis Desbien
  816 / 556-2903       Joele Frank / Dan Katcher
                       Abernathy MacGregor Scanlon
                       212 / 371-5999

  KCC STAFF'S OPPOSITION TO WESTERN'S MOTION IS SUPPORTED BY KCPL

KCC Staff States, "Any Merger Between [Western Resources] and
KCPL is Speculative And [Western's] Request to Establish A Procedural
Schedule Is Premature"
_____________________________________________________________________

KANSAS CITY, MISSOURI (August 2, 1996) -- Kansas City Power & Light Company (NYSE:KLT) today announced that it has filed papers in support of the Kansas Corporation Commission
(KCC) Staff's opposition to Western Resources' Motion to Establish a Procedural Schedule in its hostile exchange offer.

The Staff of the KCC, in its response to Western Resources' Motion, stated, "Any merger between [Western Resources] and KCPL is speculative and [Western's] request to establish a procedural schedule is premature," that "[e]stablishing a schedule now puts testimony filing dates into effect for Staff when there is no actual merger upon which Staff can begin investigation," and that the KCC should "refrain from establishing a procedural schedule until such time as a shareholder approved merger agreement is before the Commission." It was based on these conclusions that the KCC Staff recommended denying Western's Motion to Establish a Procedural Schedule.

In its pleading, KCPL noted, "After reviewing the [KCC]
Staff's response, however, KCPL determined that Staff had presented cogently all of the points KCPL would have made, and that a response by KCPL was unnecessary."

Kansas City Power & Light Company provides electric power to a growing and diversified service territory encompassing metropolitan Kansas City and parts of eastern Kansas and western Missouri. KCPL is a low-cost producer and leader in fuel procurement and plant technology. KLT Inc., a wholly-owned subsidiary of KCPL, pursues opportunities in non-regulated, primarily energy-related ventures


                            # # #

FOR IMMEDIATE RELEASE

Media Contacts:                                   Investor Contact:
  Pam Levetzow                                         David Myers
  816 / 556-2926                                       816 / 556-2312
  Phyllis Desbien
  816 / 556-2903       Joele Frank / Dan Katcher
                       Abernathy MacGregor Scanlon
                       212 / 371-5999

           KCPL RESPONDS TO DISTRICT COURT RULING

KANSAS CITY, MISSOURI (August 2, 1996) -- Kansas City Power & Light Company (NYSE:KLT) announced today that the United States District Court for the Western District of Missouri has ruled that the KCPL/UtiliCorp merger, while lawful under Missouri law, nevertheless is subject to the affirmative vote of two-thirds of KCPL's outstanding shares.

It remains KCPL's position that the Merger as restructured on May 20, 1996 does not require a two-thirds vote but rather requires the approval of a majority of those shares voting at a meeting. KCPL intends to immediately appeal the District Court's decision to the United States Court of Appeals for the Eighth Circuit.

The District Court did not enjoin the holding of KCPL's Special Meeting of Shareholders currently scheduled for August 7, 1996. KCPL is currently reviewing its options and at the present time intends to proceed with the August 7 Shareholders' Meeting. This will enable the shareholder vote to be tabulated assuming KCPL prevails in its appeal.

Kansas City Power & Light Company provides electric power to a growing and diversified service territory encompassing metropolitan Kansas City and parts of eastern Kansas and western Missouri. KCPL is a low-cost producer and leader in fuel procurement and plant technology. KLT Inc., a wholly-owned subsidiary of KCPL, pursues opportunities in non-regulated, primarily energy-related ventures


                            # # #

[Excerpt from script for KCPL employee information hotline bulletin.]



     By now many of you have seen today's full-page advertisement in The Kansas City Star supporting the merger with UtiliCorp.
Over 300 employee signatures were gathered in a matter of hours to rebuke Western's advertisement on Wednesday.

     We didn't use all the signatures that were collected because of space requirements, and we couldn't get signatures from all locations because of the time limitation. Your support has been tremendous and is appreciated.

     Take a look in Sunday's edition of The Kansas City Star for another advertisement from KCPL employees.

                            --------

     UtiliCorp announced yesterday in a news release that action has been taken in West Virginia and Iowa to advance the merger with KCPL, and that UCU anticipates no difficulties in gaining favorable reviews in coming months from six other states and in several foreign countries.

     The West Virginia Public Service Commission has unanimously approved the merger with KCPL without condition. In addition, the Iowa Office of consumer Advocate, a division of the state's Department of Justice, has advised the Utilities Board of the Department of commerce that once UtiliCorp shareholders approve the merger a formal hearing on the matter "is unnecessary."

                            --------

Merger Special Edition        LIGHTLINES          August 1, 1996


KCPL EMPLOYEES CRY "FOUL"


                [photograph of KCPL employees]

[Caption below photograph reads: In a show of support for the KCPL/UCU merger, employees at F&M Service Center agreed to pose for a photograph to be used in upcoming newspaper advertisements.]

     In what KCPL President Drue Jennings sees as "a desperate attempt to derail our merger of equals with UtiliCorp," Western Resources took a business manager's statement and turned it into an advertisement proclaiming that KCPL employees had withdrawn support for the UtiliCorp merger.

     In its advertising campaign and in letters to our shareholders, Western Resources has questioned Jennings' integrity. It has besmirched the reputation of KCPL's Board of Directors. It has called into question the business practices and ethics of our merger partner, UtiliCorp. And now it has taken it upon itself to put words into employees' mouths.

     Employees' response is clear: They turned out by the hundreds to publicly announce that John Hayes and Western
Resources do not speak for them.

     Spurred by their own desire to show support for the merger, employees at Iatan Generating Station, 801
Charlotte, F&M and 1201 Walnut gathered for group photographs that will be used in full-page advertisements scheduled to run in local papers on Friday, Aug. 2, and Sunday, Aug. 4. Even though the photos include only employees at sites selected based on proximity and the pressure of deadlines, employees at all sites expressed support for the UtiliCorp merger and opposition to Western.

     A second advertisement shows signatures from employees who also want to publicly state their support for the merger. In fact, 365 signatures were generated -- too many to be able to include them all in a one-page advertisement.

     In his video conference held July 31, KCPL President
Drue Jennings said, "As employees, you have a right to speak for yourselves. You don't need Western Resources to do that for you."

     In separate statements, Locals 1464 and 412 each expressed ongoing support for the KCPL/UCU merger. "From the very beginning of the merger talks," reads the July 29 statement from Local 1464, "our primary concern has been job security and the opportunity to play a significant part in the changing forces driving the business we have been a part of for these many years. We will not shift from this position. Our Union has not had a change of heart. We are not neutral. We are continuously in motion and we look forward to the day when every one's total focus can return to the business of running the best electric utility company in the country." The statement was signed by Bob Madrigal, business manager, and Jim Whalen, president.

     Walt Little, business manager for Local 412, issued a July 31 position paper that reads: "I want to clear up any confusion that may have resulted from a Western Resources advertisement which implies that KCPL employees and the Locals representing those employees have changed their position on the merger with UtiliCorp. As the Business
Manager of IBEW Local #412, I have not at anytime notified
KCPL of any change of our position on the merger with UtiliCorp."

                            #####


JENNINGS USES VIDEO CONFERENCES TO ANSWER EMPLOYEE QUESTIONS

  The messages were clear: KCPL began pursuing its merger with UtiliCorp based on long-term plans that respond to the changing nature of the electric utility industry. KCPL met with Western Resources numerous times prior to determining that Western was not an appropriate merger partner for KCPL. The bottom-line goal of the KCPL/UCU combination is to grow value for shareholders and increase opportunities for employees.

  With these explanations, KCPL President Drue Jennings opened his video conference with employees on Wednesday, July 31. Two sessions held that morning allowed Jennings to meet with and answer questions from employees at all KCPL locations. He apologized for not being able to visit each site in person and expressed his appreciation for employees being willing to spend time getting answers to their questions.

  After providing a broad background for the proposed merger, Jennings explained his views on how Western
Resources has distorted the issue of executive compensation
"to distract our shareholders from the real issues involved in the merger."

  "At no time," he said, "has KCPL's Board of Directors or management let compensation issues decide what they're doing in the marketplace with customers, stockholders, employees or the community at large."

  Throughout each hour-and-a-half session, Jennings fielded questions about where the money to pay for the merger comes from, the federal court hearing on the legality of the merger structure, employee support, management incentive plans and job security. In short, he answered questions on virtually every aspect of the proposed merger with UCU and the hostile exchange offer from Western.

  He acknowledged the contributions employees have made to the success of KCPL and reiterated his commitment to KCPL and its employees both today and, as Maxim Energies, tomorrow. "In my meetings with institutional investors," he said, "I have made clear the qualities inherent in our workforce.

  "I'll go to war with you today or in the future, if that's what we need to do. That's how much I believe in KCPL's employees."

[Advertisements appearing in newspapers commencing August 2, 1996]


ATTENTION [KCPL logo] SHAREHOLDERS:



TAKE THE FAST TRACK TO VALUE

The KCPL/UtiliCorp merger is:

          [X]  BOARD APPROVED
          [X]  EMPLOYEE SUPPORTED
          [X]  COMMUNITY BACKED

     VOTE THE WHITE PROXY CARD

               FOR [X]

A FAILURE to approve the KCPL/Utilicorp merger would DEPRIVE you of its potential for growth in revenue, income and share value--along with an 18% dividend increase.

There is NO ASSURANCE that Western's hostile exchange offer-
- -which has been unanimously rejected by your Board--will
EVER BE COMPLETED.

_____________________________________________________________________

 The Special Meeting of Shareholders Will Be Held On August
                          7, 1996.

         VOTE "FOR" THE KCPL/UTILICORP MERGER TODAY
                  ON THE WHITE PROXY CARD.

_____________________________________________________________________

If you have any questions or need assistance in voting your KCPL shares, call KCPL INVESTOR RELATIONS at 1-800-245-5275 or D.F. KING & CO., INC., toll free, at
1-800-714-3312.


August 2, 1996                      KANSAS CITY POWER & LIGHT COMPANY

         AN IMPORTANT MESSAGE FOR KCPL SHAREHOLDERS.

                       KCPL EMPLOYEES
                    SPEAK FOR THEMSELVES.

"KCPL employees DO support the merger with UtiliCorp.
Western Resources is wrong, AGAIN."

                    (The surrounding
                    signatures represent
                    some of the KCPL
                    employees showing
                    support for the
                    KCPL/UCU merger)

                         [KCPL logo]

   Join us in showing your support.  Vote FOR the Proposed
                         Merger with
    UtiliCorp on the WHITE Proxy Card.  Mail yours today.

     If you have any questions about the merger or need
               assistance completing the WHITE
proxy card, please call KCPL Investor Relations toll free at
                 1-800-245-5275 or our proxy
  solicitor, D.F. King & Co., Inc., toll free at 1-800-714-
                            3312.


August 2, 1996

                         Merger FAQ
                   What Is a Stock Option?

We've heard lots of talk the past few weeks about stock options as part of executive compensation packages. Here's a brief explanation of how stock options work.

A stock option represents the right to buy stock at a predetermined price instead of the market price. Let's say you own an option to buy a share of XYZ Inc. stock for $20.
If XYZ Inc. stock is trading at $15, you wouldn't use your option to buy XYZ Inc. stock for $20 because you would be spending $20 to get a stock that's trading at only $15. But if the market price of XYZ stock went up to $25, it would make sense to exercise the option because you would be paying $20 for a stock that's trading at $25.

In essence, stock options are included in compensation packages because they are tied absolutely to the company's bottom line. If the company performs poorly, the options won't be used, and the executive makes no money. If the company performs in an exceptional manner, the options become valuable. Thus, a stock option offers both incentive to make good decisions and compensation for how those decisions play in the marketplace.

However, keep in mind that just because stock options are available does not mean the board of directors is obligated to distribute them. That decision is distinctly within the board's purview. A management incentive plan sets aside a certain block of shares for use as stock options; it does not obligate the board to give them to executives.

[Voicemail message distributed to KCPL employees]

Hi.  This is Drue Jennings.  It's Friday, August 2.

Shortly before noon today, the U.S. District Judge, Scott Wright, Federal Judge in the Western District of Missouri, ruled that the KCPL and UtiliCorp merger, while lawful under Missouri law, nevertheless is subject to a requirement for an affirmative vote of two-thirds of all KCPL's outstanding shares.

Now, it remains KCPL's position that the merger as restructured on May 20 does not require a two-thirds vote but rather requires the approval of a majority of those shares that are voting at a meeting. We intend to immediately appeal the Judge's decision to the U.S. Court of Appeals for the 8th Circuit in St. Louis.

The Judge did not enjoin our meeting, our stockholders' meeting, on August 7, and at the present time we intend to proceed with it as scheduled.

We will keep you informed if there's any change in our plans or in the facts, and I want to tell you that, as I mentioned earlier this week, we really do thank you for your continued support and your continuing great performance.